Exhibit 99.1

FOR:	UCBH HOLDINGS, INC.

CONTACT:	Jonathan H. Downing
Executive Vice President and Chief Financial Officer
(415) 315-2800

EVC Group
Investor Relations: Douglas M. Sherk, Jenifer Kirtland
(415) 896-6820
Media Relations: Steve DiMattia
(917) 620-0590
For Immediate Release
UCBH HOLDINGS, INC. REAPPOINTS JONATHAN DOWNING AS
CHIEF FINANCIAL OFFICER
     SAN FRANCISCO, March 3, 2008 - UCBH Holdings, Inc. (NASDAQ: UCBH), the holding company of United Commercial Bank (UCB™), today announced that it has reappointed Jonathan H. Downing as Executive Vice President and Chief Financial Officer of UCBH, effective March 3, 2008. Mr. Downing was most recently Executive Vice President, Director of Corporate Development and Investor Relations at UCBH and had served as the Company’s Chief Financial Officer from 1989 to 2005. He succeeds Dennis Wu, who had served as Chief Financial Officer of the Company since June 2005 and has decided to return to his consulting practice. Mr. Downing and Mr. Wu will be working closely together in transitioning responsibilities. Mr. Wu will continue to serve as a member of the Company’s Board of Directors.
     “We are very pleased to welcome Jon back to the CFO position at UCBH,” said Thomas S. Wu, Chairman, President and Chief Executive Officer of UCBH Holdings, Inc. “He has been instrumental in providing leadership in our recent merger and acquisition and investor relations activities. Jon has an in-depth knowledge of our operations and the drivers of our financial performance, and he has developed strong relationships with the investment community.
     “Dennis has decided to return to his consulting practice, advising senior executives of companies doing business in Greater China as well as Chinese businesses seeking to penetrate the U.S. market,” continued Mr. Wu. “We are grateful for Dennis’ contributions to UCBH at an important time for us. During his tenure as CFO, Dennis successfully restructured and reorganized the UCBH Finance Division, with an emphasis on team-building, depth and succession, and we are pleased that he will continue as a valued member of our Board of Directors.”

     About UCBH Holdings, Inc.
     UCBH Holdings, Inc., with $11.80 billion in assets as of December 31, 2007, is the holding company for United Commercial Bank, a state-chartered commercial bank, which is a leading bank in the United States serving the Chinese communities and American companies doing business in Greater China. Together, the Bank and its subsidiaries, including United Commercial Bank (China) Limited, operate 51 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton, Los Angeles and Orange counties, eight branches in New York, five branches in metropolitan Atlanta, three branches in New England, two branches in the Pacific Northwest, a branch in Houston, branches in Hong Kong, Shanghai and Shantou, China, and representative offices in Beijing, Guangzhou and Shenzhen, China, and Taipei, Taiwan. UCB, with headquarters in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries, as well as consumer and private client services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance, asset-based financing, cash management, loans guaranteed by the U.S. Small Business Administration, commercial, multifamily and residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.
     Forward-Looking Statements
     Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s current, quarterly and annual reports, as filed with the SEC.
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